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                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT


The Board of Directors
InaCom Corp.:


We consent to incorporation by reference in the Registration Statement Nos. 33-21438, 33-38385, 33-42277, 33-81240, 333-25791 and 333-73335 on Form S-8 and
Registration Statement Nos. 333-11687, 333-14299, 333-25823, 333-36815,
333-39545, 333-51651 and 333-57775 on Form S-3 of InaCom Corp. of our report dated February 19, 1999 relating to the consolidated balance sheets of InaCom Corp. and subsidiaries as of December 26, 1998 and December 27, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 26, 1998, which report is included in the December 26, 1998 Annual Report on Form 10-K of InaCom Corp.

We also consent to the incorporation by reference in the Registration Statements set forth in the preceding paragraph of our report dated February 19, 1999, with respect to the supplemental consolidated balance sheets of InaCom Corp. and subsidiaries as of December 26, 1998 and December 27, 1997 and the related supplemental consolidated statements of operations, stockholders' equity and cash flows and related supplemental financial statement schedule for each of the years in the three-year period ended December 26, 1998 which report is incorporated by reference in the December 26, 1998 Annual Report on Form 10-K of InaCom Corp. The report on the supplemental consolidated financial statements refers to the opinion of other auditors with respect to Vanstar Corporation a company acquired in February 1999 in a business combination accounted for as a pooling of interests. Such statements are included in the consolidated financial statements of the Company and reflect total assets constituting 53.3 percent as of December 27, 1997 and total revenues constituting 42.1 percent and 41.7 percent for the years ended December 27, 1997 and December 28, 1996, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Vanstar, is based solely on the report of the other auditors.

                              KPMG Peat Marwick LLP


Omaha, Nebraska
March 18, 1999

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